5 DIGITALBRIDGE THIRD QUARTER 2023 GAAP RESULTS Three Months Ended September 30, 2023 2022 Revenues Fee income $ 65,240 $ 41,263 Carried interest allocation (reversal) 168,891 121,698 Principal investment income (loss) 17,943 11,531 Property operating income 214,058 244,336 Other income 10,948 11,024 Total revenues 477,080 429,852 Expenses Property operating expense 94,481 105,987 Interest expense 49,894 53,032 Investment expense 5,728 9,510 Transaction-related costs 896 3,879 Placement fees 15 — Depreciation and amortization 128,000 145,594 Compensation expense Compensation expense - cash and equity-based 74,714 65,544 Compensation expense (reversal) - carried interest and incentive fee 72,865 80,831 Administrative expenses 24,077 29,909 Total expenses 450,670 494,286 Other income (loss) Other gain (loss), net 254,827 25,908 Income (loss) before income taxes 281,237 (38,526) Income tax benefit (expense) 143 7,841 Income (loss) from continuing operations 281,380 (30,685) Income (loss) from discontinued operations (2,603) (90,302) Net income (loss) 278,777 (120,987) Net income (loss) attributable to noncontrolling interests: Redeemable noncontrolling interests 132 (6,442) Investment entities (17,746) (60,623) Operating Company 19,918 (4,834) Net income (loss) attributable to DigitalBridge Group, Inc. 276,473 (49,088) Preferred stock redemption — (1,098) Preferred stock dividends 14,645 15,283 Net income (loss) attributable to common stockholders $ 261,828 $ 63,273) Income (loss) per share—basic Income (loss) from continuing operations per share—basic $ 1.61 $ 0.07 Net income (loss) attributable to common stockholders per share—basic $ 1.60 $ (0.39) Income (loss) per share—diluted Income (loss) from continuing operations per share—diluted $ 1.49 $ 0.07 Net income (loss) attributable to common stockholders per share—diluted $ 1.48 $ (0.39) Weighted average number of shares Basic 160,564 162,398 Diluted 173,862 162,398 CONSOLIDATED STATEMENT OF OPERATIONS (In thousands, except per share data, unaudited)